EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Amendment No. 6 to Registration Statement (No. 333-133652) on Form S-11 of our report dated April 28, 2006 (August 24, 2006 as to Note 4) relating to the consolidated balance sheet of NNN Healthcare/Office REIT, Inc. as of April 28, 2006 (date of inception) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

September 12, 2006